Exhibit A

                          CSW Energy, Inc.
                            Balance Sheet
                           March 31, 2000
                             (Unaudited)
                              ($000's)


Assets

Current Assets
   Cash and cash equivalents                                   $6,415
   Accounts receivable                                         26,524
   Prepaid expenses                                            11,002
                                                             ---------

            Total current assets                               43,941


Investments In and Advances to Energy Projects                133,005

Notes Receivable - Affiliate                                  162,126

Other Assets
  Property, Plant, and Equipment, net                          19,525
  Construction in progress and project development costs      265,836
  Other - net                                                   5,641
                                                             ---------

            Total other assets                                291,002
                                                             ---------

               Total assets                                  $630,074
                                                             =========


Liabilities and Shareholder's Equity

Current Liabilities
   Accounts payable                                            $5,553
   Accrued liabilities and other                                8,939
                                                             ---------

            Total current liabilities                          14,492

Notes Payable - Affiliate                                     191,052

Long Term Debt                                                199,938

Deferred Income Taxes                                          47,774

Other                                                          14,349
                                                             ---------

            Total liabilities                                 467,605


Minority Interest                                                  66

Shareholder's Equity
   Common stock                                                     1
   Additional paid-in-capital                                 108,139
   Accumulated retained earnings                               54,263
                                                             ---------

            Total shareholder's equity                        162,403
                                                             ---------

               Total liabilities and shareholder's equity    $630,074
                                                             =========